UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2020

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566 Oshkosh, Wisconsin	54903-2566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 502-3009

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425, under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12, under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 11, 2020, Oshkosh Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell, and subject to the terms and conditions set forth therein, the Underwriters, severally and not jointly, have agreed to buy $300.0 million aggregate principal amount of its 3.100% Senior Notes due 2030 (the “Notes”). The sale of the Notes is being made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-228500), including a prospectus supplement dated February 11, 2020 to the prospectus contained therein dated November 20, 2018, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The obligation of the Underwriters to purchase the Notes is subject to customary closing conditions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The Company expects the offering of the Notes to close on February 26, 2020. The Company expects to receive approximately $295.9 million in net proceeds from the sale of the Notes, after deducting the Underwriters’ discounts and commissions and estimated expenses of the offering payable by the Company. The Company intends to use the net proceeds from the sale of the Notes to redeem all of the Company’s outstanding $250.0 million aggregate principal amount of 5.375% Senior Notes due 2025 and to pay the related redemption premium of approximately $6.7 million. Any remaining proceeds will be used for general corporate purposes.

The Notes will be issued pursuant to the Indenture (the “Base Indenture”), dated May 17, 2018, between the Company and Wells Fargo Bank, National Association, as trustee, as supplemented by a second supplemental indenture (together with the Base Indenture, the “Indenture”) that will be executed in connection with the completion of the offering of the Notes. The Company will pay 3.100% interest per annum on the outstanding principal amount of the Notes, payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2020. The Notes will mature on March 1, 2030.

The Notes will be senior unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding and effectively subordinated to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness.  The Indenture does not limit the amount of notes, debentures or other evidences of indebtedness that the Company may issue thereunder and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series.

At any time prior to December 1, 2029, the Company will have the right to redeem the Notes in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount thereof plus an applicable premium determined in accordance with the Indenture and accrued and unpaid interest to, but not including, the redemption date.

In addition, at any time on or after December 1, 2029, the Company may redeem some or all of the Notes, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.

Subject to certain exceptions, upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each holder of Notes will have the right to require the Company to purchase that holder’s Notes for a cash price equal to 101% of the principal amounts to be purchased, plus accrued and unpaid interest to the date of purchase.

The Indenture will contain various covenants, including, but not limited to, covenants that, subject to certain exceptions, will limit the Company’s and its restricted subsidiaries’ ability to (i) incur secured indebtedness; (ii) enter into sale and leaseback transactions; and (iii) merge, consolidate or transfer or dispose of all or substantially all of the Company’s assets.

The Indenture will also provide for customary events of default. If an event of default occurs and is continuing with respect to the Notes, then, among other things, the Company may not issue additional debt securities.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which the Company will file with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K after the completion of the offering of the Notes.

Item 8.01.	Other Events.

The opinion of Foley & Lardner LLP relating to the Company’s offering of the Notes is filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The exhibits set forth in the following Exhibit Index are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

(4.1)	Underwriting Agreement, dated February 11, 2020, by and among the Company, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters listed therein.

(5.1)	Opinion of Foley & Lardner LLP, dated February 12, 2020.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: February 12, 2020	By:	/s/ David M. Sagehorn
David M. Sagehorn
Executive Vice President and Chief Financial Officer